Exhibit 99.1

September 6, 2024

Liberty TripAdvisor Holdings, Inc. to Present at Goldman Sachs Communacopia & Technology Conference

ENGLEWOOD, Colo.--(BUSINESS WIRE) -- Liberty TripAdvisor Holdings, Inc. (OTCMKTS: LTRPA, LTRPB) announced that Greg Maffei, Chairman, President and CEO of Liberty TripAdvisor Holdings, Inc., will be presenting at the Goldman Sachs Communacopia & Technology Conference on Tuesday, September 10th at 6:05 p.m. E.T. in San Francisco. During his presentation, Mr. Maffei may make observations regarding the company's financial performance and outlook, as well as other forward looking matters.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty TripAdvisor Holdings, Inc. website at https://www.libertytripadvisorholdings.com/investors/news-events/ir-calendar to register for the webcast. An archive of the webcast will also be available on this website after appropriate filings have been made with the SEC.

About Liberty TripAdvisor Holdings, Inc.

Liberty TripAdvisor Holdings, Inc. (OTCMKTS: LTRPA, LTRPB) consists of its subsidiary Tripadvisor. Tripadvisor operates as a family of brands that connects people to experiences worth sharing, and aims to be the world's most trusted source for travel and experiences. Tripadvisor leverages its brands, technology, and capabilities to connect its global audience with partners through rich content, travel guidance, and two-sided marketplaces for experiences, accommodations, restaurants, and other travel categories.

Liberty TripAdvisor Holdings, Inc.
Shane Kleinstein, 720-875-5432

Source: Liberty TripAdvisor Holdings, Inc.